EXHIBIT 10.2

                           Directors' Retirement Plan


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              FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF CARNEGIE

                     DIRECTORS' RETIREMENT PLAN, as amended

Article I.        Purposes of the Plan.
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         The  purposes  of the  First  Federal  Savings  & Loan  Association  of
Carnegie Directors' Retirement Plan are to recognize the contributions to the success of First Federal Savings & Loan Association of Carnegie made by those
non-employee   Directors  who  have  served  First  Federal   Savings  and  Loan
Association of Carnegie for many years and to reward that service with reasonable retirement benefits. It is also recognized that the provision of retirement benefits is of significant advantage in attracting and retaining potential non-employee members to future service on the Board of Directors of First Federal Savings & Loan Association of Carnegie.

Article II.       Definitions.
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         In this Plan, the following  words and phrases shall have the following meanings:

         2.01 Actuarial Equivalent shall mean an annuity providing for monthly payments applicable to the Payment Form elected by an Eligible Director which shall be of equivalent value on an actuarial basis to the Retirement Benefit using actuarial assumptions and tables then in effect under the Pension Plan.

         2.02 Administrator shall mean the person or committee appointed by the Board of Directors of the Bank to administer this Plan.

         2.03 Bank shall mean First Federal Savings & Loan Association of Carnegie, and any successor corporations thereto, whether in mutual or stock form.

         2.04 Beneficiary shall mean the beneficiary designated in writing by an Eligible Director. An Eligible Director shall be permitted to name secondary or contingent beneficiaries at the time of his or her designation of a Beneficiary. If an Eligible Director has not designated a Beneficiary or if the designation of a Beneficiary is not effective for any reason, the Beneficiary of such Eligible Director shall be his or her spouse, if living, or if no Spouse survives the Eligible Director, the Beneficiary shall be the estate of the Eligible Director which shall receive in a lump sum the Actuarial Equivalent of the benefit which would have been paid to the Beneficiary had the Beneficiary survived the Eligible Director.

         2.05 Benefit shall mean the benefit payable under this Plan with respect to an Eligible Director in the Payment Form elected, for a Retirement Benefit, by the Eligible Director or, for the Pre-Retirement Death Benefit, if applicable, by the Beneficiary.


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         2.06 Board shall mean the Board of  Directors  of the Bank or,  where a determination is made or to be made with respect to a particular Eligible Director, those members of the Board of Directors, collectively, excluding that particular Eligible Director.

         2.07 Compensation shall mean the average of the annual compensation reported on Form 1099 (exclusive of amounts attributable to health insurance or other benefit or insurance arrangements made by the Bank for the benefit of the Director) paid to such Director by the Bank for the three (3) calendar years immediately preceding his or her date of Retirement.

         2.08  Change in Control shall mean:

                  (a) The conversion of form of the Bank from mutual to stock form. Such limitation shall not include a transaction whereby the Bank reorganizes into the stock form as a subsidiary of a mutual holding company;

                  (b) Individuals who constitute the Board as of the effective date hereof (the "Incumbent Board") cease for any reason to constitute in excess of two-thirds of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election or nomination for election by the Bank was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board;

                  (c) Approval by the depositors of the Bank of (i) a complete liquidation or dissolution of the Bank or (ii) a sale or other disposition of all or substantially all the value of the assets of the Bank or (iii) a merger of the Bank with another savings institution; or

                  (d) A determination is made by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Securities and Exchange Commission or similar agency having regulatory control over the Bank that a change in control, as defined in the banking, insurance or securities laws or regulations thereunder then applicable to the Bank, has occurred.

         2.09 Effective Date shall mean January 1, 1994.

         2.10 Eligible Director shall mean John C. Burne, John T. Mendenhall, Jr. and Alexander J. Senules and each other member of the Board who (i) is not then an employee of the Bank, (ii) is designated as an Eligible Director by the Board and (iii) agrees to be bound by the terms and conditions of this Plan. Eligible Directors shall be further classified by age attained as of the date a particular Eligible Director first became eligible to participate in this Plan as follows:

         (a) Age 70 Director shall mean a Director who had attained the age of 70 at the commencement of his or her participation;

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         (b) Age 60 Director  shall mean a Director  who had attained the age of
         60 but not yet the age of 70 at the commencement of his or her participation in the Plan;

         (c) Age 55 Director shall mean a Director who had attained the age of 55 but not yet the age of 60 at the commencement of his or her participation in the Plan; and

         (d) Other Eligible Director shall mean a Director who had not attained the age of 55 at the commencement of his or her participation in the Plan.

         2.11 Joint and 50% Survivor Annuity shall mean an annuity which is the Actuarial Equivalent of the Retirement Benefit and provides for the payment of a monthly amount to an Eligible Director for the life of the Eligible Director and, after the death of the Eligible Director, to his or her Beneficiary, should such Beneficiary survive the Eligible Director, of a monthly amount equal to fifty percent (50%) of the amount payable to the Eligible Director during the Eligible Director's life.

         2.12 Joint and 100% Survivor Annuity shall mean an annuity which is the Actuarial Equivalent of the Retirement Benefit and provides for the payment of a monthly amount to the Eligible Director for the life of the Eligible Director and, after the death of the Eligible Director, to his or her Beneficiary, should such Beneficiary survive the Eligible Director, of a monthly amount equal to one hundred percent (100%) of the amount payable to the Eligible Director during the Eligible Director's life.

         2.13 Participation Agreement shall mean an agreement, in the form prepared by the Administrator from time to time, executed by the Participant and the Bank evidencing the Eligible Director's consent to be bound by the terms and conditions hereof.

         2.14 Payment Form shall mean the form of payment of the Retirement Benefit as elected by the Eligible Director at or before the date of the Eligible Director's Retirement from among the Single Life Annuity, the Joint and 50% Survivor Annuity, the Joint and 100% Survivor Annuity or the Term Certain Annuity.

         2.15 Pre-Retirement Death Benefit shall mean a benefit payable to the designated Beneficiary, in the Payment Form elected by the prospective recipient, equal to one hundred percent of the amount which would have been payable to the Eligible Director if such Eligible Director had survived to his or her Retirement and elected to commence benefits on the earliest day on which he or she could have retired.

         2.16 Retirement shall mean an Eligible Director's cessation from service as a member of the Board of Directors for any reason other than death. Death of an Eligible Director while a member of the Board of Directors of the Bank shall not constitute a Retirement. However, the designated Beneficiary of an Eligible Director who dies while a member of the Board of Directors of the Bank shall be entitled to the Pre-Retirement Death Benefit.


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         2.17  Retirement  Benefit  shall mean the  Actuarial  Equivalent  of an annuity providing for monthly payments of Benefits in the single life annuity amount determined under Article IV hereof.

         2.18 Single Life Annuity shall mean an annuity payable to the Eligible Director for the Eligible Director's life in a monthly amount equal to the Retirement Benefit with no amounts payable to any person after the death of the Eligible Director.

         2.19 Spouse shall mean the person to whom an Eligible Director is married at the date of his or her Retirement.

         2.20 Term Certain Annuity shall mean an annuity which is the Actuarial Equivalent of the Retirement Benefit and provides for monthly payments to the Eligible Director for the greater of his or her life or a term elected by the Eligible Director with the consent of the Administrator and, in the event of the death of the Eligible Director prior to the expiration of the specified term, the monthly payments otherwise payable to the Eligible Director will be paid to the Beneficiary.

Article III.      Eligibility to Participate.
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         3.01  Designation of Eligibility.

         The persons designated as Eligible Directors in Section 2.10 hereof shall be Eligible Directors hereunder from and after the Effective Date without further action by any party. Each other person, if any, designated as an Eligible Director shall be designated as an Eligible Director in a resolution duly adopted by the Board at a meeting duly called and held for that purpose and a copy of such resolution must be delivered to the Secretary of the Bank and to such prospective Eligible Director.

         3.02  Commencement of Participation.

         The persons designated as Eligible Directors in Section 2.10 hereof shall commence participation and the accrual of Benefits hereunder upon the Effective Date. Each other person, if any, shall commence participation and the accrual of Benefits hereunder on the later of the date designated by the board or the date he or she executes a Participation Agreement.

         3.03  Commencement of Retirement Benefits.

         The Benefits of an Eligible Director who has commenced participation in this Plan shall commence as of the first day of the calendar month next following his or her cessation of membership on the Board of Directors following a Change in Control or, if no Change in Control shall have preceded such event, upon the occurrence of the later of (i) his or her Retirement or (ii) the applicable of:


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         (a)  for an Age 70  Director,  five  calendar  years  after  his or her commencement of participation under this Plan;

         (b) for Age 60 Directors, Age 55 Directors and Other Eligible Directors, the attainment of age 65.

An Eligible Director may elect in writing to defer the commencement of such Benefits. Payment of the appropriate amount of the monthly Retirement Benefit payable to or with respect to an Eligible Director shall be made as of the first day of each month thereafter until the Bank's obligations hereunder with respect to such Eligible Director shall have been satisfied in full.

         3.04  Commencement of Pre-Retirement Death Benefit.

         Pre-Retirement Death Benefits shall commence as of the first day of the month next following the month in which the Eligible Director could have Retired if he had not died and, instead, had remained a Director of the Bank. In the sole discretion of the Board and to prevent undue hardship, the Board may cause the Pre-Retirement Death Benefit to be paid at an earlier time.

Article IV.       Benefits Under the Plan.
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         4.01  Monthly Retirement Benefit.

         The monthly amount of the Retirement Benefit payable to an Eligible Director under the Plan who survives to his or her Retirement shall be determined by (i) dividing his or her annual Compensation by 12 and (ii) multiplying the amount determined under (i) above by a decimal. The decimal shall be determined by multiplying the number of years f service rendered by the Eligible Director (both prior to and subsequent to the Effective Date) up to his or her attainment of age 80 (not to exceed 30) by 0.02.

Article V.        Election of Payment Form.
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         At any time prior to Retirement,  an Eligible  Director may file (i) an election in writing with the Administrator stating his or her election of a Payment Form from among the Single Life Annuity, the Joint and 50% Survivor Annuity, the Joint and 100% Survivor Annuity or the Term Certain Annuity and/or
(ii) a designation of Beneficiary. An election as to Payment Form or a designation of Beneficiary may be amended or revoked from time to time and as frequently as elected by the Eligible Director prior to his or her Retirement and shall not require the consent thereto by any party (other than the Eligible Director). As of his or her Retirement, the election as to Payment Form then in effect shall be final and binding and may not thereafter be changed or amended without the written consent of the board. In the event an Eligible Director Retires without filing an election as to Payment Form or if such an election previously filed is invalid for any reason, such Eligible Director shall be deemed to have elected a Joint and 100% Survivor Annuity if the Eligible Director is then married or the Term Certain Annuity for twenty

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additional years if the Eligible  Director is not then married.  In the event an
Eligible  Director  has retired and has elected the Term Certain  Annuity,  that
Eligible  Director  may  change  Beneficiary   designations  after  his  or  her
retirement.

Article VI.       Miscellaneous.
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         6.01  Withholding.

         To the extent amounts payable as Benefits hereunder are determined by the Administrator, in good faith, to be subject to federal, state or local income tax, the Bank may withhold from each such payment an amount necessary to meet the Bank's obligation to withhold amounts under the applicable federal, state or local law.

         6.02  No Separate Fund.

         The amounts payable as Benefits under this Plan are payable from the general assets of the Bank and no special fund or arrangement is intended to be established hereby nor shall the Bank be required to earmark, place in trust or otherwise segregate assets with respect to this Plan or any Benefits hereunder. In the event any amount becomes payable under this Plan, the Eligible Director shall have no rights greater than the rights of a general creditor of the Bank.

         6.03  Governing Law.

         This Plan shall be construed under the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

         6.04  Future Membership on Board.

         Eligibility to participate in this Plan and/or receipt of Benefits shall not be construed as providing any Eligible Director the right to be continued as a member of the Board of Directors of the Bank.

         6.05  No Pledge or Attachment.

         No Benefit which is or may become payable under this Plan shall be subject to any anticipation, alienation, sale, transfer, pledge, encumbrance or hypothecation or subject to any attachment, levy or similar process and any attempt to effect any such action shall be null and void.



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         6.06  Amendment or Termination of Plan.

         This Plan may be amended, in whole or in part, or terminated only upon the affirmative vote of a majority of the Board of Directors of the Bank without notice to any Eligible Director; provided, however, no such amendment or termination shall have the effect of limiting or reducing an Eligible Director's right to receive Benefits accrued prior to such amendment or termination.

         6.07 Binding and Superseding Effect. This Plan shall be binding upon the Bank and the Eligible Directors and their respective successors and assigns. This Plan shall supersede any prior agreement or representation with respect to the subject matter hereof.


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